Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

2 W. Washington Street, Suite 400 Greenville, SC 29601 T 864.250.2300 F 864.232.2925 nelsonmullins.com

May 8, 2020

United Community Banks, Inc.

125 Highway 515 East

Blairsville, Georgia 30512

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to United Community Banks, Inc., a Georgia corporation (the “Company”), in connection with certain matters arising under Georgia law relating to the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 10,124,053 shares (the “Common Shares”) of the Company’s common stock, par value $1.00 per share, which are proposed to be issued in connection with the Agreement and Plan of Merger between the Company and Three Shores Bancorporation, Inc., a Florida corporation (“Three Shores”), dated as of March 9, 2020 (the “Merger Agreement”). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the proxy statement of Three Shores and the prospectus of the Company contained therein, (ii) the Merger Agreement, (iii) the Restated Articles of Incorporation of the Company, as amended, (iv) the Amended and Restated Bylaws of the Company, as amended, (v) resolutions adopted by the Company’s board of directors, and (vi) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto, upon representations of officers of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Furthermore, in rendering this opinion, we have assumed that the Company and Three Shores will each comply with their respective covenants set forth in the Merger Agreement, the valid receipt of Three Shores shareholder votes required under the Florida Business Corporation Act to adopt and approve the Merger Agreement, and the satisfaction of all closing conditions in the Merger Agreement. We have also assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

United Community Banks, Inc.

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that the Common Shares are or will be, upon issuance upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the merger of Three Shores with and into the Company has been consummated and the Common Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Common Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act. This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Georgia Business Corporation Code (including the statutory provisions, all applicable provisions of the Constitution of Georgia and reported judicial decisions interpreting those laws).

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Commons Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Georgia Business Corporation Code be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP